Exhibit 20.8
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of January 1997
Distribution Date of February 20, 1997

Original Pool Amount                      $486,507,362.75

Beginning Pool Balance                    $449,329,330.86
Beginning Pool Factor                           0.9235818

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $12,424,338.56
  Interest Collected                        $3,825,065.62

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries             $301,836.56
Total Additional Deposits                     $301,836.56

Repos/Chargeoffs                              $809,912.35
Aggregate Number of Notes Charged Off                  34

Total Available Funds                      $16,551,240.74

Ending Pool Balance                       $436,095,079.95
Ending Pool Factor                              0.8963792

Servicing Fee                                 $374,441.11

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance                        $11,281,215.05
  Target Percentage                                 2.50%
  Target Balance                           $10,902,377.00
  Minimum Balance                           $9,730,147.26
  (Release)/Deposit                          $(378,838.05)
  Ending Balance                           $10,902,377.00

Current Weighted Average APR:                     10.144%
Current Weighted Average Remaining Term (months):   45.69

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,113,871.70    1,718
    31-60 days                             514,810.39      455
    60+ days                                96,431.89       74

    Total                                2,725,113.98    1,742

  Balances: 60+ days                     2,920,133.41       74

Memo Item - Reserve Account
  Prior month                          $11,233,233.27
  + Invest. Income                          47,981.78
  - Transfer to Collections Account              0.00
Beginning Balance                      $11,281,215.05

Exhibit 20.8
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of January 1997

                                                                   NOTES                            CLASS B           CLASS C
                                    TOTAL          CLASS A-1       CLASS A-2         CLASS A-3      CERTIFICATES      CERTIFICATES
Original Pool Amount
 Distributions:                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages (1)                           100.00%           0.000%           0.000%           0.00%           0.00%
  Coupon                                                 5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance         $449,329,330.86
Ending Pool Balance            $436,095,079.95
Collected Principal             $12,424,338.56
Collected Interest               $3,825,065.62
Charge-Offs                        $809,912.35
Liquidation Proceeds/Recoveries    $301,836.56
Servicing                          $374,441.11
Cash Transfer from Reserve Acct          $0.00
  Total Collections Available
    for Debt Service            $16,176,799.63

Beginning Balance              $449,329,330.86   $69,321,968.11  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                     $2,300,406.54      $317,148.00      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Interest Paid                    $2,300,406.54      $317,148.00      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Principal Due                   $13,234,250.91   $13,234,250.91            $0.00            $0.00           $0.00           $0.00
Principal Paid                  $13,234,250.91   $13,234,250.91            $0.00            $0.00           $0.00           $0.00

Ending Balance                 $436,095,079.95   $56,087,717.20  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)             0.5266452319     1.0000000000     1.0000000000    1.0000000000    1.0000000000

Total Distributions             $15,534,657.45   $13,551,398.91      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve) $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing                   $642,142.18

Beginning Reserve
  Account Balance               $11,281,215.05   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                    ($378,838.05)
Ending Reserve Account Balance  $10,902,377.00


(1)  The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full,  and generally 93.5%  thereafter  until all
     the Notes  have been paid in full.   No principal  distributions to
     Class A-2  until Class A-1  has been paid  in full.   No  principal
     distributions to Class A-3 until Class A-2 has been paid in full.

Exhibit 20.8
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of January 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                      4                    3                   2                    1
                                   Oct 1996             Nov 1996            Dec 1996             Jan 1997

Beg. Pool Balance              $486,507,362.75      $471,983,852.01      $462,375,764.00      $449,329,330.86

A) Loss Trigger:
Principal of Contracts
  Charged off                      $533,952.94          $138,745.01          $969,247.14          $809,912.35
Recoveries                               $0.00           $23,776.07           $88,657.60          $301,836.56

Loss Trigger - Reserve Account Balance                    Loss Trigger - Certificate Lockout Event
Total Charged off (Months 5,4,3)      $672,697.95         Total Charged off (Months 1-6)        $2,451,857.44
Total Recoveries (Months 3,2,1)       $414,270.23         Total Recoveries (Months 1-6)            414,270.23
Net Loss/(Recoveries) for 3 Mos.      $258,427.72(a)      Net Loss/(Recoveries) for 6 Mos.      $2,037,587.21(c)

Total Balance (Months 5,4,3)      $958,491,214.76(b)      Total Balance (Months 1-6)        $1,870,196,309.62(d)

Loss Ratio Annualized [(a/b)(12)]          0.3235%        Loss Ratio Annualized [(c/d)(12)]            1.3074%

Trigger: Is Ratio> 1.5%                        No         Trigger: Is Ratio> 6.0%                          No

B) Delinquency Trigger:
   Balance delinquency 60+ days                       $2,027,397.12        $3,914,911.67        $2,920,133.41
   As % of Beginning Pool Balance                          0.42955%             0.84669%             0.64989%
   Three Month Average                                     0.25889%             0.45483%             0.64204%

Trigger:  Is Average> 2.0%                     No

C) Noteholders Percent Trigger:            2.2409%
   Ending Reserve Acct. Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                No

  Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer